LETTER FROM ROBERT APRIL 30, 2025 Dear Investor, In the third quarter of FY2025, Cimpress continued on the same strategic and operational path we have been on for several years: strengthening the value we deliver to our customers, increasing our efficiency and accelerating the velocity with which we improve. This consistent focus and the operational progress we have made drives our confidence that we can deliver attractive growth in per-share cash flow over the coming years despite the near-term financial and operational volatility we are experiencing from headwinds in legacy products and the uncertainty of tariffs. We discussed specific examples of this progress in our Q2 earnings document so, for the sake of brevity, won't do so again in this letter. But the key themes continued in Q3: strong performance in higher-growth product categories and cross-Cimpress fulfillment, preparing for our entry into the U.S. upload & print market, and the areas of Vista-specific progress. Summary financial results for Q3 FY2025 compared to Q3 FY2024: • Revenue grew 1% on a reported basis and 3% on an organic constant-currency basisa. • Operating income increased $1.3 million year over year to $40.5 million. • Consolidated gross margin was 47.2%, 100 basis points lower year over year. Gross margin continued to be influenced by strong growth in product categories that have higher per-customer gross profit and lifetime value, but lower gross margin percentage, and a decline in business cards revenue that weighs on consolidated gross margins. Gross profit was impacted by a $2.6 million impairment charge that we recorded in Q3 related to the planned sale of a National Pen facility as well as $1.1 million of pre-production start-up costs related to the launch of Pixartprinting's new facility in the U.S. • Consolidated advertising as a percent of revenue was 13.1%, flat year over year. • Net loss increased $2.8 million year over year to $8.0 million. Several items below operating income drove this increased loss, primarily unrealized losses on currency hedges and higher income tax expense, partially offset by lower interest expense. • Adjusted EBITDAa decreased $3.5 million year over year to $90.7 million. Operating expenses that impact adjusted EBITDA increased by approximately $3.0 million year over year. Year-over-year currency changes including realized gains on certain currency hedges benefited adjusted EBITDA by approximately $1.0 million in Q3. • Operating cash flow increased $1.3 million year over year to $9.7 million. Lower outflows from changes in working capital versus the prior year were largely offset by higher cash interest expense due to a shift in timing of the semi-annual payments on our high yield notes. • Adjusted free cash flowa decreased $14.1 million year over year to $30.8 million of outflow, driven by planned higher capital expenditures versus the prior year in line with our past guidance, partially offset by the operating cash flow results above. • In the first month of the quarter, we repurchased 57,474 Cimpress shares for $3.9 million at an average price of $68.66 per share. • Net leveragea at March 31, 2025 was 3.3 times trailing-twelve month EBITDA as calculated under our credit agreement, up from 3.1 in Q2 FY2025 primarily driven by cash outflows based on the seasonality of working capital. • Our liquidity position remains strong with cash and marketable securities of $183.0 million as of March 31, 2025. Our $250 million revolving credit facility remained undrawn at the end of the quarter. a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 2 of 33

Segment Commentary Vista Q3 revenue grew 3% and 4% year over year on a reported and organic constant-currency basis, respectively. Promotional products, apparel and gifts, signage, and packaging and labels each delivered double-digit growth driven by both increased volume and average order values. As anticipated, consumer products grew year over year in Q3 following a disappointing Q2. The challenges in the U.S. organic search channel described in our Q2 earnings document continued to impact order volume with an outsized impact on the business cards & stationery product category, which declined 3% in the quarter. This dynamic improved as we optimized against algorithm changes throughout the quarter, contributing to improved North American performance in March relative to January and February. Vista’s European revenue growth remained strong despite regional economic headwinds. Vista Q3 EBITDA grew 2% year over year to $78.1 million, a $1.3 million increase from the prior year. Gross profit increased slightly during Q3 driven by higher-value orders in our high-growth categories. However, mix shifts away from legacy products (most notably business cards), which typically have higher gross margins, along with increased third-party costs, led to a gross margin contraction of 130 basis points year over year. Vista's advertising spend as a percent of revenue decreased 20 basis points year over year, and operating expenses drove modest leverage. PrintBrothers and The Print Group (our combined Upload & Print businesses) grew revenue year over year on a reported basis by 4% and 3%, respectively (3% combined), and on an organic constant-currency basis by 6% and 6%, respectively (6% combined). Softness in the German market continues to weigh on the size of orders, but this was more than offset by higher volumes from the recent German elections. Internal fulfillment for other Cimpress businesses was the main source of growth for The Print Group. Pixartprinting's U.S. facility went live in March 2025, fulfilling orders for other Cimpress businesses as the business expands its offerings and launches its brand in North America. PrintBrothers EBITDA increased by $0.5 million in Q3, resulting from revenue and contribution profit growth, partially offset by increased operating expenses and $0.5 million of year-over-year currency headwinds. The Print Group EBITDA decreased by $2.1 million, including approximately $1.8 million in start-up costs related to Pixartprinting's new U.S. facility, and a currency headwind of $0.5 million. Excluding these items, The Print Group's Q3 profitability would have shown modest growth. Combined Upload & Print EBITDA declined $1.6 million year over year, $1.0 million of which was the combined unfavorable currency impact. National Pen Q3 revenue was flat year over year on a reported basis and increased by 1% on an organic constant- currency basis. Fulfillment for other Cimpress businesses and its e-commerce channel drove revenue growth that was partially offset by a revenue decline in the mail order channel in North America. Mail order declines were a continuation of recent trends that are partially driven by our choice to reduce advertising spend in that channel. EBITDA at National Pen declined $0.4 million year over year. All Other Businesses Q3 revenue grew 5% year over year on a reported basis and 8% on an organic constant- currency basis as cross-Cimpress fulfillment drove strong growth at BuildASign, partially offset by continued pressure from home decor revenue. Segment EBITDA increased by $1.9 million during the quarter, primarily due to the strong cross-Cimpress fulfillment growth and lower operating expenses. Central and Corporate Costs excluding unallocated share-based compensation increased $1.6 million year over year in Q3 FY2025, driven mostly by planned hiring and higher operating costs from increased adoption of our mass customization platform and its products that deliver customer and financial benefits to our businesses. Update on the impact of U.S. tariffs The U.S. tariff environment remains dynamic. The exclusions and exemptions we previously described in our Form 8-K filed on March 7, 2025 remain intact as of the date of this letter. Additionally, the U.S. is not imposing tariffs on goods that comply with the United States-Mexico-Canada Agreement (USMCA) and much of our Canadian and Mexican fulfillment is USMCA compliant. As a reminder, our proxy for the base computed value of our total product COGS (which excludes outbound shipping costs) for U.S. orders fulfilled from Canada or Mexico for the trailing-twelve-month period ended December 31, 2024 is approximately $230 million. Our estimate for the percent of this computed value that is excluded from a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 3 of 33

Canadian or Mexican tariffs based on either the informational products exemption under 50 U.S.C. § 1702(b)(3) or products that are USMCA compliant is approximately 90%. For the remainder of products, we also currently benefit from the de minimis exemption on individual orders less than $800. The future of this de minimis exemption in Canada and Mexico (as well as for other countries) is uncertain, as the U.S. administration has announced plans to eliminate it once systems are ready to support the change. As of now, Cimpress has minimal tariff impact from products with a Canadian or Mexican country of origin. Currently the primary impact of tariffs on Cimpress is from raw materials sourcing, particularly from China, as well as the potential for increased supplier costs connected to reciprocal tariffs on other countries. This is due to the combination of reciprocal tariffs announced by the U.S. administration on April 2, 2025 (and subsequent changes), and the announcement that the de minimis exemption is being eliminated for shipments of Chinese-sourced goods starting on May 2, 2025. We have been working to mitigate the impact of tariffs on Cimpress and our U.S. customers. We have identified alternate, lower-tariff sources of raw materials where possible, though we do expect higher input costs in some cases. In particular, we expect the promotional products, apparel and gifts (PPAG) industry at large will face increased input costs from the increased tariffs on Chinese goods. There are some PPAG products we sell, particularly drinkware and other hard goods, that exclusively or nearly exclusively originate from China, while other PPAG products like apparel have more diverse countries of origin. We are taking action in our supply chain to significantly reduce our exposure to PPAG sourcing where China is the country of origin. These changes will take several months to be fully implemented and, therefore, in the near term we expect to incur additional costs. We currently estimate that, after these supply chain changes, the annual value of PPAG sourcing with a country of origin China that would still be subject to the tariffs on imports from China will be less than $20 million, excluding any impact of third-party fulfillment. We expect to raise prices to at least partially offset these tariff costs and have already implemented pricing changes on some impacted products. For these products where price increases are being used, it is not possible to forecast what impact this may have on customer demand. Our teams have done exceptional work to move quickly to make changes and improvements daily against a dynamic tariff and trade backdrop while readying plans for alternative scenarios and delivering on our ongoing operations. Through this turbulence, our scale-based advantages and the assets of our talent, manufacturing, supply chain and procurement, and flexible technology infrastructure have become even clearer. We have successfully managed through turbulent and uncertain times in the past, and we are confident we can do so now. Outlook While we remain focused on the multi-year trajectory we previously outlined, based on the uncertainty of the current tariff environment and its potential impact on our costs and customer demand, we are withdrawing our prior guidance for FY2025 and beyond. We are well positioned financially to manage through near-term challenges posed by the current environment. Our balance sheet has no near-term debt maturities, we have lowered the pricing on our Term Loan B twice over the past year, and we have sufficient liquidity. We remain focused on delivering efficiencies in cost of goods sold and operating expenses. While the bar remains high, we will maintain important growth investments while working toward our net leverage target of 2.5x trailing-twelve-month EBITDA as calculated under our credit agreement. We do not have plans for material M&A. We will continue to balance capital deployment between organic growth investments, reducing leverage, and taking advantage of what we believe is today an exceptional opportunity to repurchase our shares at attractive prices. Our fourth quarter is typically when we have seasonally higher cash inflows, which we expect will allow us to further increase liquidity and enter fiscal 2026 with strength that will allow for capital allocation flexibility in service of our uppermost financial objective of maximizing per-share value in what is likely to remain an uncertain operating environment that also offers us opportunities. a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 4 of 33

Conclusion We have improved our business dramatically over the last several years and we continued to progress in Q3 against our well-established operational objectives. We are hard at work to address near-term challenges, extend our long history of profitable growth, and further improve the per-share value we deliver to you who have entrusted your capital to us. Despite the current challenges of tariffs and economic uncertainty, over our history, times of adversity have allowed us to extend our industry leadership and take market share. That is our expectation in the current environment and we are focused every day on addressing customer needs and leveraging our advantages to do just that. Sincerely, Robert S. Keane Founder, Chairman & CEO Cimpress will host a public earnings call tomorrow, May 1, 2025 at 8:00 am ET, which you can join via the link on the events section of ir.cimpress.com. You may presubmit questions by emailing ir@cimpress.com, and you may also ask questions via chat during the live call. a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 5 of 33

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND

$ in thousands, except percentages

REVENUE BY REPORTABLE SEGMENT, TOTAL REVENUE, INCOME FROM OPERATIONS, AND NET (LOSS) INCOME:

	Q3 FY2023	Q3 FY2024	Q3 FY2025	YTD FY2023	YTD FY2024	YTD FY2025
Vista [1]	$ 396,818	$ 418,079	$ 430,651	$1,204,470	$1,300,374	$1,357,822
PrintBrothers [1]	139,706	150,677	155,981	421,299	468,801	490,904
The Print Group [1]	84,526	87,093	89,348	248,724	258,665	272,048
National Pen [1]	80,977	88,579	88,299	283,016	305,471	313,126
All Other Businesses [1]	48,809	48,455	51,101	160,105	159,642	168,577
Inter-segment eliminations [1]	(8,672)	(12,295)	(25,912)	(26,833)	(33,708)	(68,881)
Total revenue	**$ 742,164**	**$ 780,588**	**$ 789,468**	**$2,290,781**	**$2,459,245**	**$2,533,596**
Reported revenue growth	*13 %*	*5 %*	*1 %*	*6 %*	*7 %*	*3 %*
Organic constant currency revenue growth[a]	*16 %*	*4 %*	*3 %*	*11 %*	*5 %*	*4 %*
Income from operations	**$ (12,197)**	**$ 39,238**	**$ 40,541**	**$ 3,414**	**$ 181,017**	**$ 160,829**
Income from operations margin	*(2)%*	*5 %*	*5 %*	*— %*	*7 %*	*6 %*
Net (loss) income	**$ (49,810)**	**$ (5,181)**	**$ (8,020)**	**$ (213,091)**	**$ 59,642**	**$ 41,211**
Net (loss) income margin	*(7)%*	*(1)%*	*(1)%*	*(9)%*	*2 %*	*2 %*
Net (loss) income year-over-year (decline) growth	*29 %*	*90 %*	*(55)%*	*(328)%*	*128 %*	*(31)%*

EBITDA BY REPORTABLE SEGMENT ("SEGMENT EBITDA") AND ADJUSTED EBITDA[3, a]:

	Q3 FY2023	Q3 FY2024	Q3 FY2025	YTD FY2023	YTD FY2024	YTD FY2025
Vista [1]	$ 63,754	$ 76,834	$ 78,100	$ 156,589	$ 263,282	$ 247,370
PrintBrothers [1]	16,062	17,225	17,729	50,964	66,237	61,218
The Print Group [1]	12,611	17,233	15,128	36,550	47,049	51,556
National Pen [1]	(3,472)	4,214	3,835	19,765	20,841	22,376
All Other Businesses [1]	4,746	3,259	5,132	15,592	16,648	15,534
Inter-segment elimination [1]	(2,134)	(3,183)	(7,388)	(6,528)	(8,655)	(19,467)
Total segment EBITDA[a]	**$ 91,567**	**$ 115,582**	**$ 112,536**	**$ 272,932**	**$ 405,402**	**$ 378,587**
Central & corporate costs ex unallocated SBC	(38,384)	(34,949)	(36,517)	(109,488)	(99,161)	(109,529)
Unallocated share-based compensation	3,937	(4,523)	1,657	6,661	(8,058)	493
Exclude: share-based compensation expense [2]	7,242	18,397	12,684	29,264	48,499	42,690
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	4,783	(349)	340	26,553	2,646	(1,517)
Adjusted EBITDA[a]	**$ 69,145**	**$ 94,158**	**$ 90,700**	**$ 225,922**	**$ 349,328**	**$ 310,725**
Adjusted EBITDA margin[a]	*9 %*	*12 %*	*11 %*	*10 %*	*14 %*	*12 %*
Adjusted EBITDA year-over-year (decline) growth[a]	*106 %*	*36 %*	*(4)%*	*(7)%*	*55 %*	*(11)%*

[1] During the first quarter of fiscal year 2025, we implemented changes to the methodology used for inter-segment transactions for purposes of measuring and reporting our segment financial performance. Under the new approach, a merchant business (the buyer) is cross charged the actual cost of fulfillment that includes product (e.g., labor, materials and overhead allocation) and shipping costs. A fulfiller business (the seller) receives inter-segment revenue that includes the product costs plus a markup, as well as the shipping costs. The fulfiller profit is included in the fulfiller's segment results, but eliminated from consolidated reporting through an inter-segment EBITDA elimination. We have revised the prior periods starting in Q1 FY2023 to incorporate this change. Please refer to the Q1 FY2025 Guide to Reporting Changes at ir.cimpress.com for more information.

[2] SBC expense listed above excludes the portion included in restructuring-related charges to avoid double counting.

[3] Values may not sum due to rounding.

[a] Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document.

Page 6 of 33

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND (CONTINUED)

$ in thousands

CASH FLOW AND OTHER METRICS:

	Q3 FY2023	Q3 FY2024	Q3 FY2025	YTD FY2023	YTD FY2024	YTD FY2025
Net cash provided by (used in) operating activities	$ 12,599	$ 8,427	$ 9,695	$ 68,474	$ 225,627	$ 190,598
Net cash provided by (used in) investing activities	(1,782)	(14,314)	(41,104)	(108,351)	(44,709)	(104,165)
Net cash provided by (used in) financing activities	(13,051)	(110,351)	(13,337)	(125,766)	(157,506)	(107,413)
Adjusted free cash flow[1,a]	(12,833)	(16,647)	(30,751)	(11,329)	144,242	77,153
Cash interest, net[1]	16,996	18,867	32,898	62,788	79,348	81,271

COMPONENTS OF ADJUSTED FREE CASH FLOW:

	Q3 FY2023	Q3 FY2024	Q3 FY2025	YTD FY2023	YTD FY2024	YTD FY2025
Adjusted EBITDA[a]	$ 69,145	$ 94,158	$ 90,700	$ 225,922	$ 349,328	$ 310,725
Cash restructuring payments	(5,032)	(459)	(356)	(14,859)	(7,397)	(714)
Cash paid for income tax	(12,328)	(12,873)	(9,620)	(23,494)	(39,307)	(21,006)
Other changes in net working capital and other reconciling items	(22,190)	(53,532)	(38,131)	(56,307)	2,351	(17,136)
Purchases of property, plant and equipment	(10,996)	(10,470)	(24,792)	(37,486)	(44,425)	(68,211)
Capitalization of software and website development costs	(14,935)	(15,035)	(16,343)	(44,181)	(43,379)	(47,591)
Proceeds from sale of assets	499	431	689	1,864	6,419	2,357
Adjusted free cash flow before cash interest, net[a]	**$ 4,163**	**$ 2,220**	**$ 2,147**	**$ 51,459**	**$ 223,590**	**$ 158,424**
Cash interest, net[1]	(16,996)	(18,867)	(32,898)	(62,788)	(79,348)	(81,271)
Adjusted free cash flow[1,a]	**$ (12,833)**	**$ (16,647)**	**$ (30,751)**	**$ (11,329)**	**$ 144,242**	**$ 77,153**

[1] *Cash interest, net is cash interest payments, partially offset by cash interest received on our cash, cash equivalents and marketable securities.*

[a] Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document.

Page 7 of 33

INCOME STATEMENT HIGHLIGHTS Revenue ($M) & Reported Revenue Growth $742 $789 $757 $921 $781 $833 $805 $939 $789 13% 9% 8% 9% 5% 6% 6% 2% 1% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Gross Profit ($M) & Gross Margin (%) (Quarterly) $347 $376 $359 $458 $376 $404 $382 $450 $373 47% 48% 47% 50% 48% 49% 48% 48% 47% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Contribution Profit ($M) & Contribution Margin (%) (Quarterly) (a) $236 $267 $236 $319 $260 $286 $254 $303 $255 32% 34% 31% 35% 33% 34% 32% 32% 32% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Organic Constant-Currency Revenue Growth (a) 16% 9% 4% 6% 4% 6% 6% 2% 3% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Gross Profit ($M) & Gross Margin (%) (TTM) $1,403 $1,439 $1,472 $1,540 $1,569 $1,597 $1,621 $1,612 $1,609 47% 47% 47% 48% 48% 49% 49% 48% 48% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Contribution Profit ($M) & Contribution Margin (%) (TTM) (a) $914 $966 $998 $1,058 $1,081 $1,101 $1,118 $1,102 $1,098 30% 31% 32% 33% 33% 33% 34% 33% 33% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 8 of 33

INCOME STATEMENT HIGHLIGHTS (CONT.) GAAP Operating Income (Loss) ($M) & Margin (%) (Quarterly) ($12) $54 $34 $108 $39 $66 $39 $81 $41 (2)% 7% 5% 12% 5% 8% 5% 9% 5% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 GAAP Net Income (Loss) ($M) & Margin (%) (Quarterly) ($49) $29 $5 $58 ($4) $115 ($13) $61 ($8)(7)% 4% 1% 6% (1)% 14% (2)% 7% (1)% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Adjusted EBITDA ($M) & Margin (%) (Quarterly) (a) $69 $114 $89 $166 $94 $119 $88 $132 $91 9% 14% 12% 18% 12% 14% 11% 14% 11% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 GAAP Operating Income (Loss) ($M) & Margin (%) (TTM) ($24) $57 $109 $183 $235 $247 $253 $226 $227 (1)% 2% 3% 6% 7% 8% 8% 7% 7% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 GAAP Net Income (Loss) ($M) & Margin (%) (TTM) ($245) ($186) ($156) $42 $87 $174 $157 $160 $155 (8)% (6)% (5)% 1% 3% 5% 5% 5% 5% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Adjusted EBITDA ($M) & Margin (%) (TTM) (a) $264 $340 $383 $438 $463 $469 $468 $434 $430 9% 11% 12% 14% 14% 14% 14% 13% 13% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 9 of 33

CASH FLOW

Cash Flow from Operations ($M) (Quarterly)



$13
$62
$42
$175
$8
$125
$4
$177
$10
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24
Q4FY24
Q1FY25
Q2FY25
Q3FY25

Cash Flow from Operations ($M) (TTM)



$156
$130
$198
$292
$287
$351
$313
$314
$316
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24
Q4FY24
Q1FY25
Q2FY25
Q3FY25

Adjusted Free Cash Flow & Cash Interest, Net ($M) (Quarterly) (a)



FCF
Cash interest, net
$17
($13)
$40
$35
$21
$11
$40
$150
$19
($17)
$39
$117
$32
($26)
$17
$134
$33
($31)
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24
Q4FY24
Q1FY25
Q2FY25
Q3FY25

Adjusted Free Cash Flow & Cash Interest, Net ($M) (TTM) (a)



FCF
Cash interest, net
$96
$59
$103
$23
$110
$87
$117
$183
$119
$179
$118
$261
$129
$225
$106
$208
$120
$194
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24
Q4FY24
Q1FY25
Q2FY25
Q3FY25

Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (Quarterly) (1)



Capital expenditures
Capitalized software
$26
$15
$11
$30
$14
$16
$37
$14
$23
$25
$14
$11
$25
$15
$10
$26
$15
$11
$32
$15
$17
$43
$17
$26
$41
$16
$25
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24
Q4FY24
Q1FY25
Q2FY25
Q3FY25

(1) Values may not sum to total due to rounding.

Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (TTM)



Capital expenditures
Capitalized software
$109
$60
$49
$112
$58
$54
$122
$57
$65
$118
$57
$61
$118
$57
$61
$113
$58
$55
$107
$58
$49
$125
$61
$64
$142
$63
$79
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24
Q4FY24
Q1FY25
Q2FY25
Q3FY25

[a] Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document.

Page 10 of 33

CAPITAL STRUCTURE

Net Debt (1, a)

($M)	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Cash / equivalents	$ 115	$ 130	$ 125	$ 274	$ 154	$ 204	$ 153	$ 224	$ 183
Marketable securities	$ 75	$ 43	$ 23	$ 17	$ 6	$ 5	$ —	$ —	$ —
HY notes	$ (600)	$ (548)	$ (527)	$ (522)	$ (522)	$ (522)	$ (525)	$ (525)	$ (525)
Term loans	$ (1,103)	$ (1,099)	$ (1,087)	$ (1,098)	$ (1,088)	$ (1,085)	$ (1,084)	$ (1,078)	$ (1,076)
Revolver	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Other debt	$ (8)	$ (7)	$ (6)	$ (6)	$ (5)	$ (10)	$ (9)	$ (7)	$ (7)
Net debt	$ (1,520)	$ (1,481)	$ (1,473)	$ (1,335)	$ (1,454)	$ (1,408)	$ (1,465)	$ (1,386)	$ (1,425)

(1) Excludes debt issuance costs, debt premiums and discounts. Values may not sum to total due to rounding.



Weighted Average Shares Outstanding (Millions) (2)
Basic
Diluted
26.3
26.6
27.1
27.2
26.2
26.6
25.2
25.9
24.8
26.3
26.3
26.5
26.6
26.2
25.3
25.2
25.0
24.8
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24
Q4FY24
Q1FY25
Q2FY25
Q3FY25

(2) Basic and diluted shares are the same in certain periods where we reported a GAAP net loss.



Consolidated Net Leverage Ratios (3, a)
Consolidated net leverage
Senior secured net leverage
4.83
3.90
3.51
2.87
3.01
2.97
3.13
3.12
3.27
2.97
2.49
2.29
1.78
1.95
1.90
2.04
1.96
2.09
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24
Q4FY24
Q1FY25
Q2FY25
Q3FY25

(3) Consolidated Net Leverage Ratios as calculated per our credit agreement definitions.

[a] Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document.

Page 11 of 33

SEGMENT RESULTS VISTA (QUARTERLY) Revenue ($M) & Reported Revenue Growth Quarterly (1) $397 $410 $397 $485 $418 $442 $429 $498 $431 14% 11% 7% 11% 5% 8% 8% 3% 3% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Gross Profit ($M) & Gross Margin (%) Quarterly (1) $222 $233 $223 $278 $235 $253 $235 $274 $237 56% 57% 56% 57% 56% 57% 55% 55% 55% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly (1) $64 $81 $79 $108 $77 $85 $77 $92 $78 16% 20% 20% 22% 18% 19% 18% 19% 18% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Organic Constant-Currency Revenue Growth Quarterly (1) (a) 16% 12% 6% 9% 5% 8% 8% 3% 4% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Advertising ($M) & as % of Revenue Quarterly (1)(2) $57 $60 $58 $80 $63 $71 $65 $86 $64 $47 $42 $46 $55 $48 $51 $48 $62 $49 $10 $18 $11 $25 $15 $19 $17 $24 $15 15% 15% 15% 16% 15% 16% 15% 17% 15% Lower-funnel ($M) Mid- & upper-funnel ($M) Total as % of revenue Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 (1) During Q1 FY2025, we recast our segment results back to Q1 FY2023 to reflect a reporting change to inter-segment activity. Please see our "Guide to Reporting Changes" at ir.cimpress.com for details. (2) Values may not sum to total due to rounding. a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 12 of 33

UPLOAD AND PRINT PRINTBROTHERS (QUARTERLY): Revenue ($M) & Reported Revenue Growth Quarterly (1) $140 $158 $153 $166 $151 $171 $160 $175 $156 16% 10% 15% 11% 8% 8% 5% 5% 4% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Organic Constant-Currency Revenue Growth Quarterly (1) (a) 22% 7% 6% 5% 6% 10% 4% 6% 6% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Gross Profit ($M) & Gross Margin (%) Quarterly (1) $36 $43 $42 $52 $43 $51 $45 $50 $45 26% 27% 27% 31% 29% 30% 28% 29% 29% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly (1) $16 $21 $20 $29 $17 $25 $20 $23 $18 11% 13% 13% 17% 11% 15% 13% 13% 11% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 THE PRINT GROUP (QUARTERLY): Revenue ($M) & Reported Revenue Growth Quarterly (1) $85 $94 $79 $92 $87 $96 $84 $99 $89 12% 3% 4% 5% 3% 2% 6% 7% 3% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 0 Organic Constant-Currency Revenue Growth (Decline) Quarterly (1) (a) 18% 1% (3)% (1)% 2% 3% 4% 7% 6% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Gross Profit ($M) & Gross Margin (%) Quarterly (1) $30 $37 $29 $33 $33 $37 $32 $37 $33 35% 40% 36% 36% 38% 39% 38% 38% 37% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly (1) $13 $20 $13 $17 $17 $19 $18 $19 $15 15% 21% 16% 19% 20% 20% 21% 19% 17% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 (1) During Q1 FY2025, we recast our segment results back to Q1 FY2023 to reflect a reporting change to inter-segment activity. Please see our "Guide to Reporting Changes" at ir.cimpress.com for details. a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 13 of 33

NATIONAL PEN (QUARTERLY): Revenue ($M) & Reported Revenue Growth (Decline) Quarterly (1) $81 $83 $87 $130 $89 $84 $93 $131 $88 12% 9% 6% 8% 9% 1% 8% 1% —% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Gross Profit ($M) & Gross Margin (%) Quarterly (1) $41 $41 $45 $71 $47 $43 $50 $70 $44 51% 50% 51% 55% 53% 52% 53% 54% 50% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Organic Constant-Currency Revenue Growth Quarterly (1) (a) 14% 10% 4% 5% 9% 1% 7% 1% 1% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Segment EBITDA (Loss) ($M) & Segment EBITDA (Loss) Margin (%) Quarterly (1) ($3) $3 ($9) $25 $4 $9 ($5) $23 $4 (4%) 4% (10%) 20% 5% 11% (5%) 18% 4% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 (1) During Q1 FY2025, we recast our segment results back to Q1 FY2023 to reflect a reporting change to inter-segment activity. Please see our "Guide to Reporting Changes" at ir.cimpress.com for details. (2) During Q3 FY2025, we recorded an impairment charge of $2.6 million, which is associated with our planned sale of one of National Pen's facilities as we optimize our real estate footprint. The impairment charge was recognized within cost of goods sold and negatively impacted gross profit and gross margin during the current quarter, however the impairment charge has been excluded from segment and adjusted EBITDA. a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 14 of 33

ALL OTHER BUSINESSES (QUARTERLY): Revenue ($M) & Reported Revenue Growth (Decline) Quarterly (1) $49 $52 $51 $60 $48 $54 $57 $60 $51 1% 1% —% —% (1%) 3% 11% 1% 5% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Gross Profit ($M) & Gross Margin (%) Quarterly (1) $20 $24 $23 $26 $20 $24 $26 $25 $21 41% 46% 45% 44% 42% 44% 45% 41% 41% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Organic Constant-Currency Revenue Growth (Decline) Quarterly (1) (a) 1% 1% (1%) (1%) (1%) 3% 13% 3% 8% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly (1) $5 $8 $6 $7 $3 $6 $7 $4 $5 10% 16% 12% 12% 7% 11% 12% 6% 10% Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 (1) During Q1 FY2025, we recast our segment results back to Q1 FY2023 to reflect a reporting change to inter-segment activity. Please see our "Guide to Reporting Changes" at ir.cimpress.com for details. a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 15 of 33

CENTRAL AND CORPORATE COSTS Central and Corporate Costs ($M) Quarterly (1) $16 $12 $12 $12 $12 $12 $14 $15 $12 $17 $17 $17 $17 $19 $19 $18 $20 $21 $6 $3 $3 $3 $3 $3 $3 $3 $3 $(4) $(1) $— $4 $5 $3 $2 ($1) ($2) $34 $31 $32 $36 $39 $38 $37 $37 $35 Corporate Costs Central Operating Costs MCP Investment Unallocated SBC Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Central and Corporate Costs ($M) TTM (1) $54 $53 $52 $52 $48 $49 $50 $54 $54 $68 $68 $68 $68 $71 $73 $74 $77 $78 $24 $21 $18 $15 $12 $12 $12 $12 $12 $(5) $(8) $(7) $(2) $7 $11 $14 $9 $3 $142 $134 $131 $133 $138 $145 $151 $152 $147 Corporate Costs Central Operating Costs MCP Investment Unallocated SBC Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 (1) Values may not sum to total due to rounding. a Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document. Page 16 of 33

CURRENCY IMPACTS

Directional Net Currency Impacts Compared to Prior-Year Periods

	Y/Y Impact from Currency*	
Financial Measure	**Q3 FY2025**	**YTD FY2025**
Revenue	Negative	Negative
Operating income	Positive	Positive
Net income	Negative	Positive
Adjusted EBITDA	Positive	Negative
Adjusted free cash flow	Positive	Positive

**Net income includes both realized and unrealized gains or losses from currency hedges and intercompany loan balances. Adjusted EBITDA includes only realized gains or losses from certain currency hedges. Adjusted free cash flow includes realized gains or losses on currency hedges as well as the currency impact of the timing of receivables, payments and other working capital settlements. Revenue, operating income and segment EBITDA do not reflect any impacts from currency hedges or balance sheet translation.*

Other Income (Expense), Net ($M)



$1
$7
$6
$—
($4)
($1)
($11)
$32
($9)
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24
Q4FY24
Q1FY25
Q2FY25
Q3FY25

**Other income (expense), net includes both realized and unrealized gains or (losses) from currency hedges and intercompany loan balances.*

Net Currency Impacts on Segment EBITDA & Adjusted EBITDA Compared to Prior-Year Periods

	Y/Y Impact from Currency*	
Segment EBITDA	**Q3 FY2025**	**YTD FY2025**
Vista	$0.2M	$0.4M
Upload & Print	($1.0)M	($0.3)M
National Pen	Neutral	$1.3M
All Other Businesses	$0.2M	$0.4M
Adjusted EBITDA	**$1.0M**	**($1.1)M**

**Realized gains or losses on currency hedges that we include in adjusted EBITDA are not allocated to segment-level EBITDA.*

Realized Gains (Losses) on Certain Currency Derivatives Intended to Hedge EBITDA ($M)



$5
$3
$2
$1
$—
$—
($2)
$—
$—
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24
Q4FY24
Q1FY25
Q2FY25
Q3FY25

**Realized gains (losses) on certain currency derivatives intended to hedge EBITDA is a component of Other income (expense), net. We add these realized gains or (losses) to adjusted EBITDA.*

[a] Non-GAAP financial measure. Please see non-GAAP reconciliations at the end of this document.

Page 17 of 33

CIMPRESS PLC CONSOLIDATED BALANCE SHEETS (unaudited in thousands, except share and per share data) March 31, 2025 June 30, 2024 Assets Current assets: Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 182,997 $ 203,775 Marketable securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 4,500 Accounts receivable, net of allowances of $7,575 and $7,219, respectively . . . . . . . . . . . . . . . . . 66,146 64,576 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101,896 97,016 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92,671 88,112 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 443,710 457,979 Property, plant and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 287,517 265,177 Operating lease assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77,554 78,681 Software and website development costs, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96,187 92,212 Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87,806 95,059 Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 792,749 787,138 Intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61,905 76,560 Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30,888 39,351 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,878,316 $ 1,892,157 Liabilities, noncontrolling interests and shareholders’ deficit Current liabilities: Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 298,885 $ 326,656 Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 273,422 245,931 Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53,013 46,118 Short-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,182 12,488 Operating lease liabilities, current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20,340 19,634 Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24,860 13,136 Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 679,702 663,963 Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20,988 24,701 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,578,050 1,591,807 Operating lease liabilities, non-current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61,135 61,895 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75,148 76,305 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,415,023 2,418,671 Redeemable noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19,871 22,998 Shareholders’ deficit: Preferred shares, nominal value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Ordinary shares, nominal value €0.01 per share, 100,000,000 shares authorized; 42,842,460 and 43,051,269 shares issued; 24,871,213 and 25,080,022 shares outstanding, respectively . . 602 604 Treasury shares, at cost, 17,971,247 for both periods presented . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,363,550) (1,363,550) Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 585,090 570,283 Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 266,179 272,881 Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (45,836) (30,364) Total shareholders’ deficit attributable to Cimpress plc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (557,515) (550,146) Noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 937 634 Total shareholders' deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (556,578) (549,512) Total liabilities, noncontrolling interests and shareholders’ deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,878,316 $ 1,892,157 Page 18 of 33

CIMPRESS PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2025	2024	2025	2024
Revenue	$ 789,468	$ 780,588	$ 2,533,596	$ 2,459,245
Cost of revenue (1)	416,960	404,668	1,328,952	1,266,874
Technology and development expense (1)	83,112	83,790	247,851	238,081
Marketing and selling expense (1, 2)	193,316	191,591	621,024	595,622
General and administrative expense (1)	50,549	54,254	159,417	151,388
Amortization of acquired intangible assets	4,524	6,919	14,795	25,986
Restructuring expense	466	128	728	277
Income from operations	40,541	39,238	160,829	181,017
Other (expense) income, net	(9,441)	(3,651)	10,745	2,377
Interest expense, net	(26,995)	(30,158)	(87,575)	(89,946)
Gain (loss) on early extinguishment of debt	19	—	(498)	1,721
Income before income taxes	4,124	5,429	83,501	95,169
Income tax expense	12,144	10,610	42,290	35,527
Net (loss) income	(8,020)	(5,181)	41,211	59,642
Add: Net (income) loss attributable to noncontrolling interests	(218)	1,203	(941)	(961)
Net (loss) income attributable to Cimpress plc	$ (8,238)	$ (3,978)	$ 40,270	$ 58,681
Basic net (loss) income per share attributable to Cimpress plc	$ (0.33)	$ (0.15)	$ 1.61	$ 2.22
Diluted net (loss) income per share attributable to Cimpress plc	$ (0.33)	$ (0.15)	$ 1.56	$ 2.16
Weighted average shares outstanding — basic	24,834,409	26,216,216	24,990,419	26,432,423
Weighted average shares outstanding — diluted	24,834,409	26,216,216	25,841,781	27,143,619

(1) Share-based compensation is allocated as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2025	2024	2025	2024
Cost of revenue	$ 168	$ 245	$ 599	$ 641
Technology and development expense	4,400	5,692	14,458	15,601
Marketing and selling expense	2,317	3,318	6,534	8,625
General and administrative expense	5,799	9,142	21,099	23,632

(2) Marketing and selling expense components are as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2025	2024	2025	2024
Advertising	$ 103,088	$ 101,922	$ 348,275	$ 332,547
Payment processing	14,161	14,449	44,571	45,211
All other marketing and selling expense	76,067	75,220	228,178	217,864

Page 19 of 33

CIMPRESS PLC CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited in thousands) Three Months Ended March 31, Nine Months Ended March 31, 2025 2024 2025 2024 Operating activities Net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (8,020) $ (5,181) $ 41,211 $ 59,642 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34,300 37,072 105,057 116,103 Share-based compensation expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,684 18,397 42,690 48,499 Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,405 3,185 5,778 1,070 Loss (gain) on early extinguishment of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — 123 (1,721) Unrealized loss (gain) on derivatives not designated as hedging instruments included in net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19,074 (9,420) 6,761 (4,552) Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (4,272) 11,041 (13,720) 378 Other non-cash items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,917 1,313 7,287 543 Changes in operating assets and liabilities, net of effects of businesses acquired: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (3,010) (8,950) 2,485 (6,429) Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (737) 1,697 (7,299) 7,006 Prepaid expenses and other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11,432 4,079 (2,140) 4,960 Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (40,495) (66,481) (28,938) (11,464) Accrued expenses and other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (17,583) 21,675 31,303 11,592 Net cash provided by operating activities 9,695 8,427 190,598 225,627 Investing activities Purchases of property, plant and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (24,792) (10,470) (68,211) (44,425) Business acquisitions, net of cash acquired . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (658) — (658) — Capitalization of software and website development costs . . . . . . . . . . . . . . . . . (16,343) (15,035) (47,591) (43,379) Proceeds from the sale of assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 689 431 2,357 6,419 Proceeds from maturity of held-to-maturity investments . . . . . . . . . . . . . . . . . . . — 10,760 4,500 36,676 Proceeds from the settlement of derivatives designated as hedging instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — 5,438 — Net cash used in investing activities (41,104) (14,314) (104,165) (44,709) Financing activities Proceeds from issuance of 7.375% Senior Notes due 2032 . . . . . . . . . . . . . . . . — — 525,000 — Payments for early redemption or purchase of 7.0% Senior Notes due 2026 . — — (522,135) (24,471) Proceeds from borrowings of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92 366 41,283 886 Payments of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (4,516) (4,108) (53,672) (11,783) Payments of debt issuance costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (96) — (11,647) — Payments of withholding taxes in connection with equity awards . . . . . . . . . . . (3,147) (3,881) (19,917) (14,069) Payments of finance lease obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,729) (2,621) (5,887) (7,501) Purchase of noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (65) (4,058) (65) Purchase of ordinary shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (3,947) (100,729) (56,934) (100,729) Proceeds from issuance of ordinary shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 687 1,375 775 Distributions to noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — (821) (549) Net cash used in financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (13,337) (110,351) (107,413) (157,506) Effect of exchange rate changes on cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,314 (3,632) 202 613 Net (decrease) increase in cash and cash equivalents . . . . . . . . . . . . . . . . . . . . (41,432) (119,870) (20,778) 24,025 Cash and cash equivalents at beginning of period . . . . . . . . . . . . . . . . . . . . . . . . 224,429 274,208 203,775 130,313 Cash and cash equivalents at end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 182,997 $ 154,338 $ 182,997 $ 154,338 Page 20 of 33

ABOUT NON-GAAP FINANCIAL MEASURES: To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: Constant-currency revenue growth, organic constant-currency revenue growth, contribution profit, contribution margin, adjusted EBITDA, adjusted free cash flow, cash interest, net, consolidated net leverage ratio, and senior secured net leverage ratio: • Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior-year period’s average exchange rate for each currency to the U.S. dollar. • Organic constant-currency revenue growth excludes the impact of currency as defined above, as well as revenue from acquisitions and divestitures made during the past twelve months for each period presented, including Depositphotos/VistaCreate revenue from Q2 FY2022 through Q1 FY2023, and the revenue from several small acquired businesses for the first year after acquisition. • Contribution profit is revenue less cost of revenue and advertising and payment processing fees. Contribution margin is calculated as contribution profit divided by reported revenue. • Adjusted EBITDA is net income plus the following items; income tax expense (benefit); loss (gain) on early extinguishment of debt; interest expense, net; other income, net; depreciation and amortization; share-based compensation expense; restructuring-related charges and certain impairments and other adjustments. In addition, we adjust to include the effect of certain items that were previously added back as part of other income, net, which includes proceeds from insurance recoveries and realized gains or losses on currency derivatives that are intended to hedge our adjusted EBITDA exposure to foreign currencies for which we do not apply hedge accounting. • Adjusted free cash flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, gains on proceeds from insurance, and proceeds from the sale of assets. • Cash interest, net is cash paid for interest, less cash received for interest. • Consolidated net leverage ratio is adjusted net debt as defined by our credit agreement divided by consolidated EBITDA as defined by our credit agreement. Adjusted net debt as defined by our credit agreement is calculated as our total debt outstanding, plus capital lease liabilities and minus cash and cash equivalents. Consolidated EBITDA as defined by our credit agreement is Adjusted EBITDA, as described above, plus additional adjustments primarily for non-cash/non-recurring items specified in our credit agreement, as well as the pro forma effect of certain cost- saving measures or material acquisitions for the trailing twelve month period. • Senior secured net leverage ratio is adjusted first lien debt as defined by our credit agreement divided by consolidated EBITDA as defined by our credit agreement. Adjusted first lien debt as defined by our credit agreement is total debt outstanding, plus capital lease liabilities, minus cash and cash equivalents, minus high yield notes. See "consolidated net leverage ratio" above for information regarding consolidated EBITDA as defined by our credit agreement. These non-GAAP financial measures are provided to enhance investors' understanding of our current operating results from the underlying and ongoing business, and of our credit risk and availability of capital, for the same reasons they are used by management. For example, for acquisitions we believe excluding the costs related to the purchase of a business (such as amortization of acquired intangible assets, contingent consideration, or impairment of goodwill) provides further insight into the performance of the underlying acquired business in addition to that provided by our GAAP net income. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this document. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures. Page 21 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

CONSTANT-CURRENCY REVENUE GROWTH RATES

(Quarterly)

Total Company	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Reported revenue growth	13 %	9 %	8 %	9 %	5 %	6 %	6 %	2 %	1 %
Currency impact	3 %	— %	(4)%	(3)%	(1)%	— %	— %	— %	2 %
Revenue growth in constant currency	16 %	9 %	4 %	6 %	4 %	6 %	6 %	2 %	3 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	— %	— %	— %	— %	— %	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	16 %	9 %	4 %	6 %	4 %	6 %	6 %	2 %	3 %

Vista	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Reported revenue growth [1]	14 %	11 %	7 %	11 %	5 %	8 %	8 %	3 %	3 %
Currency impact [1]	2 %	1 %	(1)%	(2)%	— %	— %	— %	— %	1 %
Revenue growth in constant currency [1]	16 %	12 %	6 %	9 %	5 %	8 %	8 %	3 %	4 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	— %	— %	— %	— %	— %	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs [1]	16 %	12 %	6 %	9 %	5 %	8 %	8 %	3 %	4 %

PrintBrothers	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Reported revenue growth [1]	16 %	10 %	15 %	11 %	8 %	8 %	5 %	5 %	4 %
Currency impact [1]	6 %	(3)%	(9)%	(6)%	(2)%	2 %	(1)%	1 %	3 %
Revenue growth in constant currency [1]	22 %	7 %	6 %	5 %	6 %	10 %	4 %	6 %	7 %
Impact of TTM acquisitions	— %	— %	— %	— %	— %	— %	— %	— %	(1)%
Revenue growth in constant currency excl. TTM acquisitions [1]	22 %	7 %	6 %	5 %	6 %	10 %	4 %	6 %	6 %

The Print Group	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Reported revenue growth [1]	12 %	3 %	4 %	5 %	3 %	2 %	6 %	7 %	3 %
Currency impact [1]	6 %	(2)%	(7)%	(6)%	(1)%	1 %	(2)%	— %	3 %
Revenue growth in constant currency [1]	18 %	1 %	(3)%	(1)%	2 %	3 %	4 %	7 %	6 %
Impact of TTM acquisitions	— %	— %	— %	— %	— %	— %	— %	— %	— %
Revenue growth in constant currency excl. TTM acquisitions	18 %	1 %	(3)%	(1)%	2 %	3 %	4 %	7 %	6 %

National Pen	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Reported revenue growth [1]	12 %	9 %	6 %	8 %	9 %	1 %	8 %	1 %	— %
Currency impact [1]	2 %	1 %	(2)%	(3)%	— %	— %	(1)%	— %	1 %
Revenue growth in constant currency [1]	14 %	10 %	4 %	5 %	9 %	1 %	7 %	1 %	1 %
Impact of TTM acquisitions	— %	— %	— %	— %	— %	— %	— %	— %	— %
Revenue growth in constant currency excl. TTM acquisitions	14 %	10 %	4 %	5 %	9 %	1 %	7 %	1 %	1 %

[1]During Q1 FY2025, we recast our segment results back to Q1 FY2023 to reflect a reporting change to inter-segment activity. Please see our "Guide to Reporting Changes" at ir.cimpress.com for details.

Note: Total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures for all periods excludes the impact of currency. The organic constant-currency growth rate excludes the revenue from several small acquired businesses for the first year after acquisition.

Values may not sum to total due to rounding.

Page 22 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.)

(Quarterly)

All Other Businesses	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Reported revenue growth [1]	1 %	1 %	— %	— %	(1)%	3 %	11 %	1 %	5 %
Currency impact [1]	— %	— %	(1)%	(1)%	— %	— %	2 %	2 %	3 %
Revenue growth in constant currency [1]	1 %	1 %	(1)%	(1)%	(1)%	3 %	13 %	3 %	8 %
Impact of TTM acquisitions and divestitures	— %	— %	— %	— %	— %	— %	— %	— %	— %
Revenue growth in constant currency excl. TTM acquisitions & divestitures [1]	1 %	1 %	(1)%	(1)%	(1)%	3 %	13 %	3 %	8 %

Upload and Print ($M)	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
PrintBrothers reported revenue [1]	$ 139.7	$ 157.8	$ 152.6	$ 165.6	$ 150.7	$ 170.8	$ 160.4	$ 174.5	$ 156.0
The Print Group reported revenue [1]	$ 84.5	$ 94.2	$ 79.4	$ 92.1	$ 87.1	$ 96.1	$ 84.1	$ 98.6	$ 89.3
Upload and Print inter-segment eliminations [1]	$ (0.1)	$ (0.1)	$ (0.1)	$ (0.2)	$ (0.1)	$ (0.2)	$ (0.1)	$ (0.2)	$ (0.1)
Total Upload and Print revenue in USD [1]	**$ 224.1**	**$ 251.9**	**$ 231.9**	**$ 257.5**	**$ 237.7**	**$ 266.7**	**$ 244.4**	**$ 272.9**	**$ 245.2**

Upload and Print	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Reported revenue growth [1]	15 %	7 %	11 %	9 %	6 %	6 %	5 %	6 %	3 %
Currency impact [1]	5 %	(2)%	(8)%	(6)%	(1)%	1 %	(1)%	1 %	3 %
Revenue growth in constant currency [1]	20 %	5 %	3 %	3 %	5 %	7 %	4 %	7 %	6 %
Impact of TTM acquisitions	1 %	— %	— %	— %	— %	— %	— %	— %	— %
Revenue growth in constant currency excl. TTM acquisitions [1]	21 %	5 %	3 %	3 %	5 %	7 %	4 %	7 %	6 %

[1] During Q1 FY2025, we recast our segment results back to Q1 FY2023 to reflect a reporting change to inter-segment activity. Please see our "Guide to Reporting Changes" at ir.cimpress.com for details.
Note: Total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures for all periods excludes the impact of currency. The organic constant-currency growth rate excludes Depositphotos/VistaCreate revenue from Q2 FY2022 through Q1 FY2023, and the revenue from several small acquired businesses for the first year after acquisition.

CONSTANT-CURRENCY REVENUE GROWTH RATES

(YTD)

Total Company	YTD Q3FY23	YTD Q3FY24	YTD Q3FY25
Reported revenue growth	6 %	7 %	3 %
Currency impact	6 %	(2)%	1 %
Revenue growth in constant currency	12 %	5 %	4 %
Impact of TTM acquisitions, divestitures & JVs	(1)%	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	11 %	5 %	4 %

Values may not sum to total due to rounding.

Page 23 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.)

(YTD)

Vista	YTD Q3FY23	YTD Q3FY24	YTD Q3FY25
Reported revenue growth	5 %	8 %	4 %
Currency impact	4 %	(1)%	1 %
Revenue growth in constant currency	9 %	7 %	5 %
Impact of TTM acquisitions, divestitures & JVs	(1)%	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	8 %	7 %	5 %

PrintBrothers	YTD Q3FY23	YTD Q3FY24	YTD Q3FY25
Reported revenue growth	10 %	11 %	5 %
Currency impact	12 %	(5)%	1 %
Revenue growth in constant currency	22 %	6 %	6 %
Impact of TTM acquisitions, divestitures & JVs	(1)%	— %	(1)%
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	21 %	6 %	5 %

The Print Group	YTD Q3FY23	YTD Q3FY24	YTD Q3FY25
Reported revenue growth	4 %	4 %	5 %
Currency impact	12 %	(5)%	1 %
Revenue growth in constant currency	16 %	(1)%	6 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	16 %	(1)%	6 %

National Pen	YTD Q3FY23	YTD Q3FY24	YTD Q3FY25
Reported revenue growth	6 %	8 %	3 %
Currency impact	5 %	(2)%	— %
Revenue growth in constant currency	12 %	6 %	3 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	12 %	6 %	3 %

All Other Businesses	YTD Q3FY23	YTD Q3FY24	YTD Q3FY25
Reported revenue growth	4 %	— %	6 %
Currency impact	— %	(1)%	1 %
Revenue growth in constant currency	4 %	(1)%	7 %
Impact of TTM acquisitions, divestitures & JVs	— %	— %	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	4 %	(1)%	7 %

Values may not sum to total due to rounding.

Page 24 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

CONTRIBUTION PROFIT & CONTRIBUTION MARGIN
(Quarterly, in millions)

	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Reported revenue	$ 742.2	$ 788.8	$ 757.3	$ 921.4	$ 780.6	$ 832.6	$ 805.0	$ 939.2	$ 789.5
Less: Cost of revenue	$(394.9)	$(412.6)	$(398.8)	$(463.4)	$(404.7)	$(428.2)	$(422.7)	$(489.3)	$(417.0)
Gross profit	$ 347.3	$ 376.3	$ 358.5	$ 457.9	$ 375.9	$ 404.4	$ 382.2	$ 449.9	$ 372.5
Less: Advertising and payment processing fees	$(111.1)	$(109.6)	$(122.0)	$(139.3)	$(116.4)	$(118.5)	$(128.3)	$(147.3)	$(117.2)
Contribution profit	$ 236.1	$ 266.7	$ 236.5	$ 318.6	$ 259.5	$ 285.9	$ 253.9	$ 302.6	$ 255.3
Contribution margin	32 %	34 %	31 %	35 %	33 %	34 %	32 %	32 %	32 %

Values may not sum to total due to rounding.

Page 25 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

EBITDA (LOSS) BY REPORTABLE SEGMENT ("SEGMENT EBITDA")

(Quarterly, in millions)

	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Vista [1]	$ 63.8	$ 81.2	$ 78.6	$ 107.9	$ 76.8	$ 84.8	$ 76.8	$ 92.4	$ 78.1
PrintBrothers [1]	16.1	20.7	20.2	28.8	17.2	25.3	20.2	23.3	17.7
The Print Group [1]	12.6	19.5	12.5	17.3	17.2	19.4	17.9	18.5	15.1
National Pen [1]	(3.5)	3.5	(8.8)	25.4	4.2	8.9	(4.8)	23.3	3.8
All Other Businesses [1]	4.7	8.2	6.0	7.4	3.3	5.8	6.7	3.7	5.1
Inter-segment eliminations [1]	(2.1)	(2.1)	(2.5)	(2.9)	(3.2)	(3.7)	(5.5)	(6.6)	(7.4)
Total segment EBITDA	**$ 91.6**	**$ 131.0**	**$ 106.0**	**$ 183.8**	**$ 115.6**	**$ 140.6**	**$ 111.4**	**$ 154.7**	**$ 112.5**
Central and corporate costs ex. unallocated SBC	(38.4)	(31.9)	(32.1)	(32.1)	(34.9)	(34.7)	(35.2)	(37.8)	(36.5)
Unallocated SBC	3.9	1.2	0.3	(3.9)	(4.5)	(3.4)	(1.8)	0.7	1.7
Exclude: share-based compensation included in segment EBITDA	7.2	10.4	12.5	17.6	18.4	17.1	15.6	14.4	12.7
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	4.8	3.2	2.1	0.9	(0.3)	(0.2)	(2.2)	0.4	0.3
Adjusted EBITDA[3,,4]	**$ 69.1**	**$ 113.9**	**$ 88.7**	**$ 166.4**	**$ 94.2**	**$ 119.4**	**$ 87.8**	**$ 132.3**	**$ 90.7**
Depreciation and amortization	(39.8)	(40.9)	(39.9)	(39.1)	(37.1)	(35.7)	(35.5)	(35.2)	(34.3)
Share-based compensation expense[2]	(7.2)	(10.4)	(12.5)	(17.6)	(18.4)	(17.1)	(15.6)	(14.4)	(12.7)
Certain impairments and other adjustments	0.5	(5.0)	(0.5)	(0.6)	0.3	(0.4)	0.6	(1.2)	(2.4)
Restructuring-related charges	(30.1)	(0.6)	0.3	(0.5)	(0.1)	(0.1)	(0.1)	(0.2)	(0.5)
Income tax (expense) benefit	(8.5)	(11.5)	(8.1)	(16.8)	(10.6)	84.9	(9.0)	(21.2)	(12.1)
(Loss) gain on early extinguishment of debt	—	6.8	1.4	0.3	—	(2.4)	0.2	(0.7)	—
Interest expense, net	(30.5)	(28.9)	(29.2)	(30.6)	(30.2)	(29.9)	(31.4)	(29.2)	(27.0)
Other income, net	1.4	7.1	6.4	(0.4)	(3.7)	(0.8)	(11.5)	31.7	(9.4)
Realized (gains) losses on currency derivatives included in other income, net	(4.8)	(3.2)	(2.1)	(0.9)	0.3	0.2	2.2	(0.4)	(0.3)
Net income (loss)	**$ (49.8)**	**$ 27.4**	**$ 4.6**	**$ 60.3**	**$ (5.2)**	**$ 118.2**	**$ (12.4)**	**$ 61.6**	**$ (8.0)**

Upload and Print Combined EBITDA ($M)	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
PrintBrothers reported segment EBITDA [1]	$ 16.1	$ 20.7	$ 20.2	$ 28.8	$ 17.2	$ 25.3	$ 20.2	$ 23.3	$ 17.7
The Print Group reported segment EBITDA [1]	$ 12.6	$ 19.5	$ 12.5	$ 17.3	$ 17.2	$ 19.4	$ 17.9	$ 18.5	$ 15.1
Upload and Print inter-segment eliminations [1]	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ (0.1)	$ —
Total Upload and Print combined EBITDA in USD [1]	**$ 28.6**	**$ 40.2**	**$ 32.7**	**$ 46.1**	**$ 34.4**	**$ 44.7**	**$ 38.0**	**$ 41.8**	**$ 32.8**

[1] During Q1 FY2025, we recast our segment results back to Q1 FY2023 to reflect a reporting change to inter-segment activity. Please see our "Guide to Reporting Changes" at ir.cimpress.com for details.

[2]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.

[3]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.

[4]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

Page 26 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

EBITDA (LOSS) BY REPORTABLE SEGMENT ("SEGMENT EBITDA")

(YTD, in millions)

	YTD Q3FY23	YTD Q3FY24	YTD Q3FY25
Vista [1]	$ 156.6	$ 263.3	$ 247.4
PrintBrothers [1]	51.0	66.2	61.2
The Print Group [1]	36.6	47.0	51.6
National Pen [1]	19.8	20.8	22.4
All Other Businesses [1]	15.6	16.6	15.5
Inter-segment eliminations [1]	(6.5)	(8.7)	(19.5)
Total segment EBITDA	**$ 272.9**	**$ 405.4**	**$ 378.6**
Central and corporate costs ex. unallocated SBC	(109.5)	(99.2)	(109.5)
Unallocated SBC	6.7	(8.1)	0.5
Exclude: share-based compensation included in segment EBITDA	29.3	48.5	42.7
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	26.6	2.6	(1.5)
Adjusted EBITDA[3,4]	**$ 225.9**	**$ 349.3**	**$ 310.7**
Depreciation and amortization	(121.6)	(116.1)	(105.1)
Share-based compensation expense[2]	(29.3)	(48.5)	(42.7)
Certain impairments and other adjustments	(2.0)	(0.8)	(2.9)
Restructuring-related charges	(43.1)	(0.3)	(0.7)
Income tax (expense) benefit	(144.0)	(35.5)	(42.3)
(Loss) gain on early extinguishment of debt	—	1.7	(0.5)
Interest expense, net	(83.9)	(89.9)	(87.6)
Other income, net	11.4	2.4	10.7
Realized (gains) losses on currency derivatives included in other income, net	(26.6)	(2.6)	1.5
Net income (loss)	**$ (213.1)**	**$ 59.6**	**$ 41.2**

[1] During Q1 FY2025, we recast our segment results back to Q1 FY2023 to reflect a reporting change to inter-segment activity. Please see our "Guide to Reporting Changes" at ir.cimpress.com for details.
[2]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[3]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.
[4]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

Page 27 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

(Quarterly, in millions)

	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Net income (loss)	$ (49.8)	$ 27.4	$ 4.6	$ 60.3	$ (5.2)	$ 118.2	$ (12.4)	$ 61.6	$ (8.0)
Exclude expense (benefit) impact of:									
Income tax (benefit) expense	$ 8.5	$ 11.5	$ 8.1	$ 16.8	$ 10.6	$ (84.9)	$ 9.0	$ 21.2	$ 12.1
Loss (gain) on early extinguishment of debt	$ —	$ (6.8)	$ (1.4)	$ (0.3)	$ —	$ 2.4	$ (0.2)	$ 0.7	$ —
Interest expense, net	$ 30.5	$ 28.9	$ 29.2	$ 30.6	$ 30.2	$ 29.9	$ 31.4	$ 29.2	$ 27.0
Other income, net	$ (1.4)	$ (7.1)	$ (6.4)	$ 0.4	$ 3.7	$ 0.8	$ 11.5	$ (31.7)	$ 9.4
Depreciation and amortization	$ 39.8	$ 40.9	$ 39.9	$ 39.1	$ 37.1	$ 35.7	$ 35.5	$ 35.2	$ 34.3
Share-based compensation expense[1]	$ 7.2	$ 10.4	$ 12.5	$ 17.6	$ 18.4	$ 17.1	$ 15.6	$ 14.4	$ 12.7
Certain impairments and other adjustments	$ (0.5)	$ 5.0	$ 0.5	$ 0.6	$ (0.3)	$ 0.4	$ (0.6)	$ 1.2	$ 2.4
Restructuring related charges	$ 30.1	$ 0.6	$ (0.3)	$ 0.5	$ 0.1	$ 0.1	$ 0.1	$ 0.2	$ 0.5
Include certain items that are a part of other income, net:									
Realized gains (losses) on currency derivatives	$ 4.8	$ 3.2	$ 2.1	$ 0.9	$ (0.3)	$ (0.2)	$ (2.2)	$ 0.4	$ 0.3
Adjusted EBITDA[2,3]	**$69.1**	**$113.9**	**$88.7**	**$166.4**	**$94.2**	**$119.4**	**$87.8**	**$132.3**	**$90.7**

ADJUSTED EBITDA

(YTD, in millions)

	YTD Q3FY23	YTD Q3FY24	YTD Q3FY25
Net income (loss)	$ (213.1)	$ 59.6	$ 41.2
Income tax (benefit) expense	$ 144.0	$ 35.5	$ 42.3
Loss (gain) on early extinguishment of debt	$ —	$ (1.7)	$ 0.5
Interest expense, net	$ 83.9	$ 89.9	$ 87.6
Other income, net	$ (11.4)	$ (2.4)	$ (10.7)
Depreciation and amortization	$ 121.6	$ 116.1	$ 105.1
Share-based compensation expense[1]	$ 29.3	$ 48.5	$ 42.7
Certain impairments and other adjustments	$ 2.0	$ 0.8	$ 2.9
Restructuring related charges	$ 43.1	$ 0.3	$ 0.7
Realized gains (losses) on currency derivatives	$ 26.6	$ 2.6	$ (1.5)
Adjusted EBITDA[2,3]	**$225.9**	**$349.3**	**$310.7**

[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.
[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

Page 28 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

(TTM, in millions)

	TTM Q3FY23	TTM Q4FY23	TTM Q1FY24	TTM Q2FY24	TTM Q3FY24	TTM Q4FY24	TTM Q1FY25	TTM Q2FY25	TTM Q3FY25
Net income (loss)	$ (245.0)	$ (185.7)	$ (156.4)	$ 42.4	$ 87.0	$ 177.8	$ 160.9	$ 162.2	$ 159.4
Income tax (benefit) expense	$ 147.7	$ 155.5	$ 154.3	$ 44.9	$ 47.1	$ (49.4)	$ (48.5)	$ (44.1)	$ (42.6)
Loss (gain) on early extinguishment of debt	$ —	$ (6.8)	$ (8.1)	$ (8.5)	$ (8.5)	$ 0.7	$ 1.9	$ 2.9	$ 2.9
Interest expense, net	$ 108.0	$ 112.8	$ 117.2	$ 119.2	$ 118.8	$ 119.8	$ 122.0	$ 120.6	$ 117.5
Other income, net	$ (34.5)	$ (18.5)	$ 2.5	$ (14.5)	$ (9.5)	$ (1.6)	$ 16.3	$ (15.7)	$ (10.0)
Depreciation and amortization	$ 163.9	$ 162.4	$ 161.4	$ 159.6	$ 157.0	$ 151.8	$ 147.4	$ 143.5	$ 140.7
Share-based compensation expense[1]	$ 42.8	$ 39.7	$ 41.7	$ 47.8	$ 58.9	$ 65.6	$ 68.8	$ 65.5	$ 59.8
Certain impairments and other adjustments	$ (4.5)	$ 6.9	$ 4.0	$ 5.5	$ 5.7	$ 1.2	$ —	$ 0.6	$ 3.3
Restructuring related charges	$ 53.3	$ 43.8	$ 41.6	$ 30.9	$ 0.9	$ 0.4	$ 0.9	$ 0.5	$ 0.9
Realized gains (losses) on currency derivatives	$ 32.0	$ 29.7	$ 24.9	$ 10.9	$ 5.8	$ 2.4	$ (1.9)	$ (2.4)	$ (1.8)
Adjusted EBITDA[2,3]	**$ 263.7**	**$ 339.8**	**$ 383.0**	**$ 438.2**	**$ 463.2**	**$ 468.7**	**$ 467.7**	**$ 433.5**	**$ 430.1**

[1]*SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.*
[2]*This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.*
[3]*Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.*

Values may not sum to total due to rounding.

Page 29 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

ADJUSTED FREE CASH FLOW
(Quarterly, in millions)

	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Net cash (used in) provided by operating activities	$ 12.6	$ 61.8	$ 42.3	$ 174.9	$ 8.4	$ 125.1	$ 4.4	$ 176.5	$ 9.7
Purchases of property, plant and equipment	$ (11.0)	$ (16.3)	$ (22.6)	$ (11.4)	$ (10.5)	$ (10.5)	$ (17.0)	$ (26.4)	$ (24.8)
Capitalization of software and website development costs	$ (14.9)	$ (13.6)	$ (14.4)	$ (13.9)	$ (15.0)	$ (14.9)	$ (14.6)	$ (16.7)	$ (16.3)
Proceeds from sale of assets	$ 0.5	$ 2.8	$ 5.6	$ 0.4	$ 0.4	$ 17.1	$ 1.6	$ 0.1	$ 0.7
Adjusted free cash flow	**$ (12.8)**	**$ 34.7**	**$ 10.9**	**$ 150.0**	**$ (16.6)**	**$ 116.8**	**$ (25.6)**	**$ 133.5**	**$ (30.8)**

Reference:

	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Value of finance leases	$ 5.8	$ 5.9	$ 0.4	$ 1.8	$ 2.2	$ 0.1	$ 0.3	$ 0.5	$ 1.8
Cash restructuring payments	$ 5.0	$ 22.3	$ 5.7	$ 1.2	$ 0.5	$ 0.2	$ 0.1	$ 0.2	$ 0.4
Cash paid for interest	$ 20.0	$ 43.2	$ 24.2	$ 42.4	$ 23.9	$ 41.7	$ 35.2	$ 19.5	$ 36.3
Cash received for interest	$ (3.0)	$ (3.4)	$ (3.3)	$ (2.8)	$ (5.0)	$ (3.0)	$ (3.7)	$ (2.7)	$ (3.4)
Cash interest, net[1]	**$ 17.0**	**$ 39.7**	**$ 20.9**	**$ 39.6**	**$ 18.9**	**$ 38.8**	**$ 31.5**	**$ 16.8**	**$ 32.9**

ADJUSTED FREE CASH FLOW
(YTD, in millions)

	YTD Q3FY23	YTD Q3FY24	YTD Q3FY25
Net cash provided by operating activities	$ 68.5	$ 225.6	$ 190.6
Purchases of property, plant and equipment	$ (37.5)	$ (44.4)	$ (68.2)
Capitalization of software and website development costs	$ (44.2)	$ (43.4)	$ (47.6)
Proceeds from sale of assets	$ 1.9	$ 6.4	$ 2.4
Adjusted free cash flow	**$ (11.3)**	**$ 144.2**	**$ 77.2**

Reference:

	YTD Q3FY23	YTD Q3FY24	YTD Q3FY25
Value of finance leases	$ 14.4	$ 4.4	$ 2.6
Cash restructuring payments	$ 14.9	$ 7.4	$ 0.7
Cash paid for interest	$ 70.8	$ 90.6	$ 91.1
Cash received for interest	$ (8.0)	$ (11.2)	$ (9.8)
Cash interest, net[1]	**$ 62.8**	**$ 79.3**	**$ 81.3**

[1] *Cash interest, net is cash interest payments, partially offset by cash interest received on our cash and marketable securities. Prior to Q3 FY2023, we showed only the cash interest payments related to our borrowing activity in this chart in our earnings materials. We have recast all periods in the chart above to include the interest received.*

Values may not sum to total due to rounding.

Page 30 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

ADJUSTED FREE CASH FLOW
(TTM, in millions)

	TTM Q3FY23	TTM Q4FY23	TTM Q1FY24	TTM Q2FY24	TTM Q3FY24	TTM Q4FY24	TTM Q1FY25	TTM Q2FY25	TTM Q3FY25
Net cash provided by operating activities	$ 156.3	$ 130.3	$ 197.8	$ 291.6	$ 287.4	$ 350.7	$ 312.9	$ 314.4	$ 315.7
Purchases of property, plant and equipment	$ (49.4)	$ (53.8)	$ (64.6)	$ (61.2)	$ (60.7)	$ (54.9)	$ (49.4)	$ (64.4)	$ (78.7)
Capitalization of software and website development costs	$ (59.6)	$ (57.8)	$ (56.9)	$ (56.9)	$ (57.0)	$ (58.3)	$ (58.5)	$ (61.2)	$ (62.5)
Proceeds from sale of assets	$ 12.2	$ 4.7	$ 10.2	$ 9.3	$ 9.2	$ 23.6	$ 19.5	$ 19.2	$ 19.5
Adjusted free cash flow	**$ 59.5**	**$ 23.4**	**$ 86.5**	**$ 182.8**	**$ 179.0**	**$ 261.1**	**$ 224.5**	**$ 208.1**	**$ 194.0**

Reference:

Value of new finance leases	$ 17.7	$ 20.3	$ 18.3	$ 13.9	$ 10.3	$ 4.6	$ 4.5	$ 3.2	$ 2.8
Cash restructuring payments	$ 14.9	$ 37.1	$ 34.9	$ 34.3	$ 29.7	$ 7.6	$ 2.0	$ 1.0	$ 0.9
Cash paid for interest	$ 105.4	$ 114.0	$ 123.1	$ 129.8	$ 133.7	$ 132.3	$ 143.3	$ 120.4	$ 132.8
Cash received for interest	$ (9.0)	$ (11.5)	$ (12.7)	$ (12.6)	$ (14.7)	$ (14.2)	$ (14.5)	$ (14.4)	$ (12.8)
Cash interest, net[1]	**$ 96.3**	**$ 102.5**	**$ 110.4**	**$ 117.2**	**$ 119.1**	**$ 118.1**	**$ 128.7**	**$ 106.0**	**$ 120.0**

[1] *Cash interest, net is cash interest payments, partially offset by cash interest received on our cash and marketable securities. Prior to Q3 FY2023, we showed only the cash interest payments related to our borrowing activity in this chart in our earnings materials. We have recast all periods in the chart above to include the interest received.*

Values may not sum to total due to rounding.

Page 31 of 33

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

CONSOLIDATED NET LEVERAGE RATIOS

(in millions, except leverage ratios)

	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Total debt outstanding[1]	$1,710.2	$1,654.0	$1,621.0	$1,626.3	$1,615.0	$1,616.6	$1,617.5	$1,610.5	$1,607.7
Capital lease liabilities	$ 37.1	$ 39.8	$ 37.8	$ 40.2	$ 37.5	$ 36.4	$ 35.3	$ 31.9	$ 32.8
Less: Cash and cash equivalents	$ (189.8)	$ (173.4)	$ (147.8)	$ (291.4)	$ (160.8)	$ (208.3)	$ (153.0)	$ (224.4)	$ (183.0)
Adjusted Net Debt as defined by our credit agreement	$1,557.5	$1,520.4	$1,511.0	$1,375.1	$1,491.7	$1,444.7	$1,499.8	$1,418.0	$1,457.6
Less: High Yield Notes	$ (600.0)	$ (548.3)	$ (527.1)	$ (522.1)	$ (522.1)	$ (522.1)	$ (525.0)	$ (525.0)	$ (525.0)
Adjusted Senior Secured Net Debt as defined by our credit agreement	$ 957.5	$ 972.1	$ 983.9	$ 852.9	$ 969.6	$ 922.6	$ 974.8	$ 893.0	$ 932.6

	TTM Q3FY23	TTM Q4FY23	TTM Q1FY24	TTM Q2FY24	TTM Q3FY24	TTM Q4FY24	TTM Q1FY25	TTM Q2FY25	TTM Q3FY25
Net income (loss)	$ (245.0)	$ (185.7)	$ (156.4)	$ 42.4	$ 87.0	$ 177.8	$ 160.9	$ 162.2	$ 159.4
Exclude expense (benefit) impact of:									
Income tax (benefit) expense	$ 147.7	$ 155.5	$ 154.3	$ 44.9	$ 47.1	$ (49.4)	$ (48.5)	$ (44.1)	$ (42.6)
Loss (gain) on early extinguishment of debt	$ —	$ (6.8)	$ (8.1)	$ (8.5)	$ (8.5)	$ 0.7	$ 1.9	$ 2.9	$ 2.9
Interest expense, net	$ 108.0	$ 112.8	$ 117.2	$ 119.2	$ 118.8	$ 119.8	$ 122.0	$ 120.6	$ 117.5
Other income, net	$ (34.5)	$ (18.5)	$ 2.5	$ (14.5)	$ (9.5)	$ (1.6)	$ 16.3	$ (15.7)	$ (10.0)
Depreciation and amortization	$ 163.9	$ 162.4	$ 161.4	$ 159.6	$ 157.0	$ 151.8	$ 147.4	$ 143.5	$ 140.7
Share-based compensation expense	$ 42.8	$ 39.7	$ 41.7	$ 47.8	$ 58.9	$ 65.6	$ 68.8	$ 65.5	$ 59.8
Certain impairments and other adjustments	$ (4.5)	$ 6.9	$ 4.0	$ 5.5	$ 5.7	$ 1.2	$ —	$ 0.6	$ 3.3
Restructuring related charges	$ 53.3	$ 43.8	$ 41.6	$ 30.9	$ 0.9	$ 0.4	$ 0.9	$ 0.5	$ 0.9
Include certain items that are part of other income, net:									
Realized gains (losses) on currency derivatives	$ 32.0	$ 29.7	$ 24.9	$ 10.9	$ 5.8	$ 2.4	$ (1.9)	$ (2.4)	$ (1.8)
Adjusted EBITDA	$ 263.7	$ 339.8	$ 383.0	$ 438.2	$ 463.2	$ 468.7	$ 467.7	$ 433.5	$ 430.1
Other adjustments, net as specified in our credit agreement[2]	$ 58.5	$ 50.0	$ 47.2	$ 40.6	$ 32.7	$ 17.1	$ 10.7	$ 20.9	$ 16.2
Consolidated EBITDA as defined by credit agreement	$ 322.2	$ 389.8	$ 430.2	$ 478.8	$ 495.9	$ 485.8	$ 478.4	$ 454.4	$ 446.3

	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24	Q4FY24	Q1FY25	Q2FY25	Q3FY25
Adjusted Net Debt as defined by our credit agreement	$1,557.5	$1,520.4	$1,511.0	$1,375.1	$1,491.7	$1,444.7	$1,499.8	$1,418.0	$1,457.6
Consolidated EBITDA as defined by our credit agreement	$ 322.2	$ 389.8	$ 430.2	$ 478.8	$ 496.0	$ 485.8	$ 478.4	$ 454.4	$ 446.3
Consolidated Net Leverage Ratio	4.83	3.90	3.51	2.87	3.01	2.97	3.13	3.12	3.27
Adjusted Senior Secured Net Debt as defined by our credit agreement	$ 957.5	$ 972.1	$ 983.9	$ 852.9	$ 969.6	$ 922.6	$ 974.8	$ 893.0	$ 932.6
Consolidated EBITDA as defined by our credit agreement	$ 322.2	$ 389.8	$ 430.2	$ 478.8	$ 496.0	$ 485.8	$ 478.4	$ 454.4	$ 446.3
Senior Secured Net Leverage Ratio	2.97	2.49	2.29	1.78	1.95	1.90	2.04	1.96	2.09

[1]*Represents short-term and long-term debt, excluding debt issuance costs and discounts, net of debt premiums.*

[2]*Other adjustments, net primarily include non-cash/non-recurring items specified in our credit agreement, as well as the pro forma effect of certain cost-saving measures or material acquisitions for the trailing twelve month period.*

Values may not sum to total due to rounding.

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ABOUT CIMPRESS: Cimpress plc (Nasdaq: CMPR) invests in and builds customer-focused, entrepreneurial, print mass-customization businesses for the long term. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency. Cimpress businesses include BuildASign, druck.at, Drukwerkdeal, easyflyer, Exaprint, National Pen, Packstyle, Pixartprinting, Printi, Tradeprint, VistaPrint and WIRmachenDRUCK. To learn more, visit https://www.cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress plc or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. CONTACT INFORMATION: Investor Relations: Media Relations: Meredith Burns Sara Litwiller ir@cimpress.com mediarelations@cimpress.com SAFE HARBOR STATEMENT: This earnings commentary contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to confidence that we can deliver attractive growth in per- share cash flow; statements regarding the impact of U.S. tariffs, including potential changes in related trade policies and potential mitigation actions and related estimates, cost impacts, pricing changes and changes in customer demand; confidence in our ability to successfully manage through turbulent and uncertain times; being well positioned financially to manage through near-term challenges; having sufficient liquidity, delivering efficiencies in cost of goods sold and operating expenses, and maintaining important growth investments while working toward our net leverage target; plans for M&A and balancing capital deployment between organic growth investments, reducing leverage, and taking advantage of our belief in an exceptional opportunity to repurchase our shares at attractive prices; expectations as to seasonally higher cash inflows allowing us to further increase liquidity and enter fiscal 2026 with strength that will allow for capital allocation flexibility in service of our uppermost financial objective of maximizing per-share value; a likely uncertain operating environment that also offers us opportunities; other statements under the Outlook section; and expectations regarding addressing near-term challenges, extending our long history of profitable growth and further improving the per-share value we deliver. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts and estimates are based; the development, duration, and severity of supply chain constraints and fluctuating inflation; our inability to make investments in our businesses and allocate our capital as planned or the failure of those investments and allocations to achieve the results we expect; costs and disruptions caused by acquisitions and minority investments; the failure of the businesses we acquire or invest in to perform as expected; loss of key personnel or our inability to recruit talented personnel; our failure to develop and deploy our mass customization platform or the failure of the mass customization platform to drive the performance, efficiencies, and competitive advantage we expect; unanticipated changes in our markets, customers, or businesses; disruptions caused by geopolitical events or political instability and war in Ukraine, Israel, the Middle East, or elsewhere; changes in governmental policies, laws and regulations, or in the interpretation of governmental policies, laws and regulations, that affect our businesses, including related to import tariffs; our failure to manage the growth and complexity of our business; our failure to maintain compliance with the covenants in our debt documents or to pay our debts when due; competitive pressures; general economic conditions; and other factors described in our Form 10-K for the fiscal year ended June 30, 2024 and subsequent documents we periodically file with the U.S. SEC. In addition, the statements and projections in this quarterly earnings document represent our expectations and beliefs as of the date of this document, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this document. Page 33 of 33